Exhibit 8.1

List of Subsidiaries

The following is a list of the principal subsidiaries of Lloyds TSB Group plc at 31 December 2003. The audited consolidated accounts of Lloyds TSB Group plc for the year ended 31 December 2003 include the audited accounts of each of these companies.

Name of subsidiary undertaking	Country of registration/ incorporation	Percentage of equity share capital and voting rights held	Nature of business	Registered office

Lloyds TSB Bank plc	England	100%	Banking and financial services	25 Gresham Street London EC2V 7HN

Cheltenham & Gloucester plc	England	100%*	Mortgage lending and retail investments	Barnett Way Gloucester GL4 3RL

Lloyds TSB Commercial Finance Limited	England	100%*	Credit factoring	Beaumont House Beaumont Road, Banbury Oxfordshire OX16 7RN

Lloyds TSB Leasing Limited	England	100%*	Financial leasing	25 Gresham Street London EC2V 7HN

Lloyds TSB Private Banking Limited	England	100%*	Private banking	25 Gresham Street London EC2V 7HN

The Agricultural Mortgage Corporation PLC	England	100%*	Long-term agricultural finance	AMC House Chantry Street, Andover Hampshire SP10 1DD

Lloyds TSB Bank (Jersey) Limited	Jersey	100%*	Banking and financial services	25 New Street St. Helier Jersey JE4 8RG

Lloyds TSB Scotland plc	Scotland	100%*	Banking and financial services	Henry Duncan House 120 George Street Edinburgh EH2 4LH

Lloyds TSB General Insurance Limited	England	100%*	General insurance	25 Gresham Street London EC2V 7HN

Scottish Widows Investment Partnership Group Limited	England	100%*	Investment management	10 Fleet Place London EC4M 7RH

Abbey Life Assurance Company Limited	England	100%*	Life assurance	80 Holdenhurst Road Bournemouth BH8 8ZQ

Lloyds TSB Insurance Services Limited	England	100%*	Insurance broking	25 Gresham Street London EC2V 7HN

Lloyds TSB Life Assurance Company Limited	England	100%*	Life assurance and other	25 Gresham Street London EC2V 7HN

Lloyds TSB Asset Finance Division Limited	England	100%*	Consumer credit, leasing and related services	25 Gresham Street London EC2V 7HN

Black Horse Limited	England	100%*	Consumer credit, leasing and related services	25 Gresham Street London EC2V 7HN

Scottish Widows plc	Scotland	100%*	Life assurance	69 Morrison Street Edinburgh EH3 8YF

Scottish Widows Annuities Limited	Scotland	100%*	Life assurance	69 Morrison Street Edinburgh EH3 8YF

* Indirect interest